Exhibit (11) - Statement Re: Computation of Earnings Per Share and
                  Pro Forma Earnings Per Share (2001)

                                                    Three Months Ended
                                                          June 30,
                                                    2001           2000
                                              --------------  -------------
                                              --------------  -------------
   Net income (loss)                          $   3,476,000   $ (1,411,000)
                                              ==============  =============



   Average number of shares outstanding:
   Basic                                         12,771,824     12,494,402
   Effect of dilutive employee stock options        233,795              0
                                              --------------  -------------
   Diluted                                       13,005,619     12,048,402
                                              ==============  =============



   Net income (loss) per share:
   Basic                                      $        0.27   $      (0.11)
   Diluted                                    $        0.27   $      (0.11)
                                              ==============  =============